UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2014, RBC Life Sciences, Inc. (the "Company) and Richard S. Jablonski entered into an Employment Agreement (the "Jablonski Agreement") providing for compensation and related benefits to Mr. Jablonski in connection with his employment as Vice President - Finance and Chief Financial Officer of the Company. Under the Jablonski Agreement, Mr. Jablonski will receive an annualized base salary of $200,000 and will be eligible to participate in any discretionary cash incentive plan which may be adopted by the Compensation Committee of the Company's Board of Directors. In addition, Mr. Jablonski will receive a supplemental benefit payment of $1,000 each month for the term of the Jablonski Agreement.

The Jablonski Agreement is for an initial term beginning on January 1, 2014 and ending on December 31, 2014. The term of the Jablonski Agreement will be automatically renewed for an additional one-year term upon expiration of the initial term and each subsequent term thereafter, unless either the Company or Mr. Jablonski gives written notice to the other party at least thirty (30) days prior to the last day of the then current term of the Jablonski Agreement. Upon termination of Mr. Jablonski's employment by the Company without Cause, by Mr. Jablonski for Good Reason (as such terms are defined in the Jablonski Agreement), or by non-renewal of the Jablonski Agreement by the Company, Mr. Jablonski shall be paid an amount equal to the greater of his monthly base salary through the last day of the then current term, or his monthly base salary for a period of six (6) months, plus a lump sum payment equal to his accrued, unused vacation and personal time off, not to exceed 520 hours. For 12 months following the termination of his employment by the Company or in the event the Company elects not to renew the Jablonski Agreement, Mr. Jablonski will be prohibited from attempting to solicit the Company's existing customers and employees.

On January 8, 2014, the Company and Kevin B. Young entered into an Employment Agreement (the "Young Agreement") providing for compensation and related benefits to Mr. Young in connection with his employment as Vice President of Sales of the Company. Under the Young Agreement, Mr. Young will receive an annualized base salary of $160,000 and will be eligible to participate in any discretionary cash incentive plan which may be adopted by the Compensation Committee of the Company's Board of Directors.

The Young Agreement is for a term beginning on January 1, 2014 and ending on December 31, 2014. Upon termination of employment by the Company without Cause or by Mr. Young for Good Reason (as such terms are defined in the Young Agreement), Mr. Young shall be entitled to receive his monthly base salary for a period of three months and a lump sum payment equal to his accrued, unused vacation and personal time off, not to exceed 520 hours. For 12 months following the termination of his employment by the Company or in the event the Company elects not to renew the Young Agreement, Mr. Young will be prohibited from attempting to solicit the Company's existing customers and employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2014

RBC Life Sciences, Inc.

By: /s/ Richard S. Jablonski
Name: Richard S. Jablonski
Title: Vice President - Finance & Chief Financial Officer